UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd
Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 623-4211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2025, Atara Biotherapeutics, Inc. (the “Company”) announced certain financial results for the first quarter ended March 31, 2025. A copy of the Company’s press release, titled “Atara Biotherapeutics Announces First Quarter 2025 Financial Results and Operational Progress” is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 2.02 and in the press release included as Exhibit 99.1 of this current report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission (the “SEC”), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s offer and sale of 834,237 shares of common stock at an offering price of $6.61 per share and pre-funded warrants to purchase 1,587,108 shares of common stock at an offering price of $6.6099 per share in an underwritten registered direct offering to a limited number of existing institutional investors, including entities affiliated with Panacea Venture (“Panacea”), Redmile Group (“Redmile”), EcoR 1 Capital and Adiumentum Capital Management pursuant to an underwriting agreement entered into with TD Securities (USA) LLC, as representative to the underwriters, dated as of May 14, 2025 (the “Offering”), on May 14, 2025, the Board of Directors of the Company (the “Board”) approved the appointment of, to be effective immediately following the completion of the Offering, James Huang and Nachi Subramanian to serve as members of the Board, with initial terms expiring at the Company’s 2027 annual meeting of stockholders. Mr. Huang is the founder and Managing Director of Panacea. Mr. Subramanian is a Managing Director at Redmile. The Offering is expected to close on May 16, 2025, subject to customary closing conditions.

The Board has not appointed Mr. Huang or Mr. Subramanian to any Board committee. Except for the Offering, there are no arrangements or understandings between the Company and Mr. Huang or Mr. Subramanian and any other persons pursuant to which each was selected as a director of the Company. The Board has determined that each of Mr. Huang and Mr. Subramanian is independent under the Company’s Corporate Governance Guidelines, applicable SEC requirements and Nasdaq listing standards. Except for the Offering, there is no transaction involving any of Mr. Huang or Mr. Subramanian that requires disclosure under Item 404(a) of Regulation S-K. Each of Mr. Huang and Mr. Subramanian has elected not to receive compensation under the Company’s non-employee director compensation policy. The Company expects to enter into its standard form of indemnification agreement with each of Mr. Huang and Mr. Subramanian.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARA BIOTHERAPEUTICS, INC.

Date: May 15, 2025	By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen
President and Chief Executive Officer (Duly Authorized Officer and Principal Executive Officer)